Exhibit 5.1

100 Lenox Drive, Suite 200

Lawrenceville, NJ 08648

(609) 243-9111

www.stevenslee.com

July 5, 2023

Board of Directors

Princeton Bancorp, Inc.

183 Bayard Lane

Princeton, New Jersey 08540

Re:	Post-Effective Amendment No. 1 on Form S-8 To Form S-4 Registration Statement

The Bank of Princeton Amended and Restated 2012 Equity Incentive Plan

The Bank of Princeton Amended and Restated Equity 2018 Equity Incentive Plan

The Bank of Princeton Amended and Restated 2007 Stock Option Plan

Ladies and Gentlemen:

We are counsel to Princeton Bancorp, Inc. (the “Company”) in connection with the registration of 263,656 shares of common stock, without par value (the “Common Stock”), pursuant to the Company’s Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) to its Form S-4 Registration Statement No. 333-263313, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Post-Effective Amendment covers the Common Stock to be issued under the equity incentive plans referenced above (the “Plans”). We, as counsel to the Company, have reviewed:

(1) the articles of incorporation of the Company;

(2) the by-laws of the Company;

(3) the Plans;

(4) resolutions adopted by the board of directors of the Company relating to the Registration Statement;

(5) the Post-Effective Amendment and the Registration Statement;

(6) a good standing certificate dated June 26, 2023, with respect to the Company issued by the Pennsylvania Department of State; and

(7) a copy of the specimen certificate representing shares of the Common Stock.

Allentown    •    Bergen County    •    Bala Cynwyd    •    Cleveland    •    Fort Lauderdale    •    Harrisburg    •    Lancaster    •    New York

Philadelphia    •    Princeton    •    Reading     •    Rochester    •    Scranton    •    Valley Forge    •    Wilkes-Barre    •    Wilmington

A PA Professional Corporation, Thomas B. Lewis, NJ Managing Attorney

July 5, 2023

Based solely upon our review of the foregoing and subject to the limitations, assumptions, qualifications and caveats stated below, it is our opinion that:

(a) the Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth; and

(b) the Common Stock covered by the Registration Statement, as amended by the Post-Effective Amendment, has been duly authorized and, when issued under the terms set forth in the Plans, will be validly issued, fully paid and nonassessable.

In connection with delivering this opinion letter, we have relied as to matters of fact upon the representations of members of the Company’s management. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

We express no opinion as to laws of any jurisdiction other than the Federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STEVENS & LEE